Exhibit 21

Subsidiary	State of Incorporation or Organization
Blue Moon Holdings, L.L.C.	Delaware
Fox Plant, L.L.C. (50%)	Delaware
Kansas Gas Marketing Company	Kansas
Kansas Gas Service Company, L.L.C.	Kansas
Kansas Gas Supply Corporation	Delaware
Mercado Gas Services Inc.	Delaware
Mid Continent Market Center, Inc.	Kansas
NBP Services, LLC	Delaware
Northern Border Pipeline Corporation	Delaware
Northern Plains Natural Gas Company, LLC[1]	Delaware
Oasis Acquisition Corporation	California
Oklahoma Natural Energy Services Company	Oklahoma
OkTex Pipeline Company	Delaware
ONEOK Bushton Processing, Inc.	Delaware
ONEOK Energy Marketing Company	Oklahoma
ONEOK Energy Resources Company	Delaware
ONEOK Energy Resources Holdings, L.L.C.	Delaware
ONEOK Energy Services Canada, Ltd.	Canada
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONEOK Field Services Company	Oklahoma
ONEOK Field Services Holdings, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK International, Inc.	Delaware
ONEOK Kansas Company	Kansas
ONEOK Leasing Company	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK NGL Marketing, L.P.	Texas
ONEOK Palo Duro Pipeline Company, Inc.	Delaware
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Propane Company	Delaware
ONEOK Sayre Storage Company	Delaware
ONEOK Services Company	Oklahoma
ONEOK Technology Company	Delaware
ONEOK Texas Energy Holdings, L.L.C.	Delaware

[1]	Northern Plains Natural Gas Company, LLC owns a 1.067% limited partner interest and a .5% general partner interest in Northern Border Partners, L.P. The direct and indirect subsidiaries of Northern Border Partners, L.P. are not listed here.

ONEOK Texas Energy Resources, L.P.	Delaware
ONEOK Texas Field Services, L.P.	Texas
ONEOK Texas Gas Storage, L.P.	Texas
ONEOK Texas Resources, Inc.	Delaware
ONEOK Transmission Company	Delaware
ONEOK WesTex Gas Pipeline, Inc.	Oklahoma
ONEOK WesTex Transmission, L.P.	Delaware
Pan Border Gas Company, LLC[2]	Delaware
Potato Hills Gas Gathering System (joint venture) (50%)	Oklahoma
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
TGS Rio, L.L.C.	Delaware

[2]	Pan Border Gas Company, LLC owns a .3250% general partner interest in Northern Border Partners, L.P. The direct and indirect subsidiaries of Northern Border Partners, L.P. are not listed here.